                  Exhibit 99.1
                   News

For Immediate Release                                                                                                                                   Contact:
May 17, 2011                                                                                                                                                   Rick Honey
                                                   (212) 878-1831

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND
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NEW YORK, May 17—Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company’s common stock. The dividend is payable on June 15, 2011 to stockholders of record on May 31, 2011.
Minerals Technologies Inc. is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $1.0 billion in 2010.
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For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com/